Anti-TGFβ2 RNA Therapeutic OT-101 Induces Durable Objective Responses in Patients with Recurrent/refractory (R/R) Glioblastoma Multiforme (GBM, WHO grade 4) or Anaplastic Astrocytoma (AA, WHO grade 3)

Fatih M. Uckun, Sanjive Qazi, Larn Hwang, David Nam, Vuong N. Trieu

Oncotelic Inc and Mateon Therapeutics, Agoura Hills, CA

ABSTRACT (ATIM-03)

BACKGROUND. OT101 is a first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGFβ2. Here we report our post-hoc analysis of the single-agent activity of OT101 in adult patients with recurrent and/or refractory (R/R) high-grade gliomas.

METHODS. In a phase 2 clinical trial (ClinicalTrials.gov, NCT00431561), OT101 was administered to 89 R/R high-grade glioma (HGG) (Anaplastic Astrocytoma/ AA:27; Glioblastoma multiforme/GBM: 62) patients with an intratumoral catheter using a convection enhanced delivery (CED) system. 77 patients (Efficacy population; GBM: 51; AA: 26) received at least the intended minimum number of 4 OT101 treatment cycles. Response determinations were based on central review of MRI scans according to McDonald criteria. Standard statistical methods were applied for the analysis of data.

RESULTS. Nineteen patients had a complete response (CR) or partial response (PR) following a slow but robust size reduction of their target lesions (Median time for 90% reduction of the baseline tumor volume = 11.7 months, Range: 4.9-57.7 months). The mean log reduction of the tumor volume was 2.2 ± 0.4 (Median = 1.4: Range: 0.4-4.5) logs. In addition, 7 patients had stable disease (SD) lasting ≥6 months. For the combined group of 26 AA/GBM patients with favorable responses, the median PFS of 1109 days and OS of 1280 days were significantly better than the median PFS (P<0.00001) and OS (P<0.00001) of the non-responders among the 89 patients or the 77-patient efficacy population.

CONCLUSION. OT101 administered intratumorally exhibits clinically meaningful single-agent activity and induces durable CR/PR/SD in R/R HGG patients.

INTRODUCTION

OT101 (also known as Trabedersen), a TGFβ2-specific synthetic antisense oligodeoxynucleotide (S-ODN), is a first-in-class RNA therapeutic with an FDA orphan drug designation and pediatric rare disease designation, that is designed to abrogate the tumor-promoting and immunosuppressive actions of TGFβ2. The feasibility of intratumoral application of OT101 for treatment of recurrent/ refractory HGG patients was first shown in Phase I clinical trials that also provided early activity signals. The preliminary findings of the Phase II study NCT00431561 have provided the proof of concept that OT101 can be administered intratumorally using a convection enhanced delivery (CED) platform for up to 5 months with a favorable safety profile and results in early disease control at 6 months at a rate comparable to that achieved with temozolomide.

Here we are now reporting our first comprehensive post-hoc analysis of the clinical response data from the Phase II study NCT00431561 in recurrent/ refractory supratentorial HGG patients with prolonged follow-up regarding the single agent activity of OT101.

MATERIALS AND METHODS

Investigational Medicinal Product and CED Drug Delivery System. The OT101/CED platform and related intellectual property as well as databases were acquired from Isarna Therapeutics. The data used in this post-hoc analysis was obtained during the trial registered at ClinicalTrials.gov: NCT00431561. During the NCT00431561 trial, randomized groups of two OT101 dose cohorts received OT101 via a single catheter that was implanted into the target lesion and OT101 was infused intratumorally using CED (**Figure 1**). An implanted catheter placed intratumorally and connected subcutaneously to a port access system (consisting of port chamber and port catheter) by a connecting piece. For this purpose, a connecting piece was used between port catheter and ventricular catheter. Both catheters were barium impregnated to facilitate control of their correct placement. The port system was pre-filled with isotonic (0.9%) saline solution and its postoperative position as well as the localization of the intratumoral catheter tip was controlled and documented by X-ray and CT. A portable external pump (Pegasus Vario, with study-specific configuration) (Venner Medical, Dänischen-hagen, Germany) ensured the delivery of the drug at the specified infusion rate of 4 µL/min. The external portable pump was connected to the port system by a special port puncture needle. The subcutaneous access system was implanted by local surgeons or neurosurgeons.



A
B
C
D
Catheter Connector
Port Access Catheter
Port Access Chamber
Intratumoral Catheter
Stylet
Infusion Pump
Reservoir Bag
Pump Box
Infusion Line
In-line Filter
Port Access Needle

Figure 1. Components of the CED System for Intratumoral OT101 Therapy. [A] Overview. **[B]** Implanted components. **[C]** CED system assembled. **[D]** External components.

One treatment cycle with OT101 lasted 14 days and involved 7-days continuous infusion of OT101, followed by 7-days continuous infusion of isotonic saline solution. OT101 dissolved in isotonic (0.9%) aqueous sodium chloride solution at a final concentration of either 10 µM or 80 µM was administered at 4 µL/min for 7 days. The total OT101 dose per cycle was 2.5 mg (10 µM group) or 19.8 mg (80 µM group). Patients were to be treated with OT101 for at least 8 weeks corresponding to a minimum of 4 cycles of OT101 and receive a maximum of 11 treatment cycles of OT101.

Patient Characteristics and Execution of the Clinical Trial

NCT00431561 was a multi-national, multi-center, open-label interventional clinical study in patients with R/R HGG. In order to be eligible for the study, patients had to be consenting adults with a R/R HGG (Grade III AA, Grade IV GBM) with supratentorial localization and a measurable target lesion. Patients had to have an expected life expectancy of ≥ 3 months and a baseline KPS score ≥70%.

98 patients (AA: 30; GBM: 68) were randomized to one of the 2 treatment arms of OT101 representing 2 different dose cohorts, namely 2.5 mg/cycle (N=48) and 19.8 mg/cycle (N=50), respectively (**Table 1**). Eight patients discontinued the study after randomization but before implantation of the catheter-port system. 90 patients (safety population/SP) who underwent surgery for catheter implantation for OT101 and were randomized to one of 2 dose cohorts of OT101 were evaluable for safety. One patient assigned to the low dose cohort discontinued the study after the surgical procedure but before receiving any OT101 due to procedure related complications.

There were 89 patients (AA:27; GBM: 62) who had received any amount of OT101 (=modified intent-to-treat/mITT population and of these only 77 (=efficacy population) (GBM: 51; AA: 26) received at least the intended minimum number of 4 (Median: 7, Range: 4-11, Mean ± SE: 9.8±0.3) OT101 treatment cycles (Table 1). Other than the number of OT101 cycles and cumulative OT101 dose received, there were no significant differences between the mITT and efficacy populations. The mITT population included 25 females and 64 males at a median age of 45 (Range: 19-73; Mean±SE = 46.3±1.3) years with a median baseline KPS score of 90 (Range 70-100; Mean ±SE: 87.6±0.9). Patient characteristics and the neuro-oncologic medical history of the patients are shown in **Table 2**.

Table 1.
Analysis Populations of Patients Randomized to Treatment with OT101

Treatment group	OT101 2.5mg/cycle N (AA/GBM)	OT101 19.8mg/cycle N (AA/GBM)	Combined Total N (AA/GBM)
Patient population			
Intent-to-Treat (ITT)	48 (14/34)	50 (16/34)	98 (30/68)
Discontinued after randomization (before catheter-port surgery in OT101 groups)	7 (2/5)	1 (1/0)	8 (3/5)
Safety population (Catheter surgery and/or OT101 treatment)	41 (12/29)	49 (15/34)	90 (27/63)
Discontinued after catheter surgery, before OT101 administration	1 (0/1)	0 (0/0)	1 (0/1)
Modified Intent to Treat population (mITT)/Treated with OT101	40 (12/28)	49 (15/34)	89 (27/62)
Primary efficacy population (N=77)/ Treated with the intended minimum number of 4 cycles (Range: 4-11 cycles) of OT101	36 (12/24)	41 (14/27)	77 (26/51)

N: number of patients; AA: Anaplastic astrocytoma (WHO Grade 3); GBM: Glioblastoma multiforme (WHO Grade 4)

Table 2.
Patient Information for the mITT Population (N=89)

Diagnosis # (%)	
AA (WHO grade III)	27 (30.3)
GBM (WHO grade IV)	62 (69.7)
Gender - # (%)	
Female	25 (28.1)
Male	64 (71.9)
Race - # (%)	
Caucasian	58 (65.2)
Asian	31 (34.8)
Black	0 (0.0)
Age (Years)	
Median (Range)	45 (19-73)
Mean±SE	46.3 ± 1.3
KPS Score at Baseline	
Median (Range)	90 (70-100)
Mean ± SE	88 ± 1
Size of Largest Target Tumor Lesion	
2-D in cm^2 - Median (Mean±SE)	8.6 (9.3±0.5)
3-D in cm^3 - Median (Mean±SE)	21.5 (27.2±2.5)
OT101 Dose Cohort - # (%)	
Low (2.5 mg/cycle)	40 (44.9)
High (19.8 mg/cycle)	49 (55.1)
Number of OT101 Cycles	
Median (Range)	6 (1-11)
Mean±SE	7.0±0.3
Total OT101 Dose (mg/m^2)	
Median (Range)	22.7 (1.1-152.1)
Mean±SE	45.2±4.6
Time from last cancer therapy	
Median (Mean±SE)	103 (248±53)
Time from Diagnosis	
Median (Mean±SE)	229 (379±59)

Previous antitumor therapy – # (%)	
Surgery	89 (100)
Radiotherapy	81 (91.0)
Chemotherapy	48 (53.9)
Other	13 (14.6)
Number of previous surgeries – # (%)	
1	64 (71.9)
2	19 (21.3)
> 2	6 (6.7)
Number of previous radiotherapies – # (%)	
0	8 (9.0)
1	73 (82.0)
2	8 (9.0)
Number of previous chemotherapies	
0	41 (46.1)
1	48 (53.9)
Number of previous other therapies – # (%)	
0	76 (85.3)
1	11 (12.4)
2	2 (2.2)
Number of measurable enhancing lesions* – # (%)	
1	68 (78.2)
2	14 (16.1)
3	5 (5.7)
Number of NMEL* – # (%)	
0	67 (77.0)
1	12 (13.8)
2	5 (5.7)
3	3 (3.4)

* Central MRI review data were not available in 2 patients.
NMEL: non-measurable enhancing lesions

Ethics Statement and Study Approval

This study was performed in compliance with the ICH(E6) good clinical practice (GCP) guidelines and with approval from independent ethics committees as well as Institutional Review Boards of the participating institutions. Each patient provided a written informed consent. An independent Data and Safety Monitoring Board participated in the review of review of the clinical data.

Statistical Analyses

Standard statistical methods were applied for the analysis of data. The distribution of time-to-event survival end points on the OS and PFS curves were estimated by the Kaplan-Meier method. Differences between patient subgroups were evaluated by log-rank statistics. The analyses were performed using JMP software (version 10.02, SAS Institute, Inc, Cary, NC), and R software, version 3.5.2 (R Foundation for Statistical Computing) loaded with statistical packages for survival analysis (survMisc_0.5.5; survival_2.44-1.1 and survminer_0.4.4) with default settings).

RESULTS

Single Agent Anti-HGG Activity of Intratumorally Delivered OT101 as Measured by Best Overall Response

Efficacy analyses were performed for the 89 HGG patients (AA:27; GBM: 62; mITT population) who received any amount of OT101 and the efficacy population (EP) of 77 HGG patients (GBM: 51; AA: 26) who received at least the intended minimum number of 4 (Median: 7, Range: 4-11, Mean±SE: 9.8±0.3) OT101 treatment cycles. None of the 12 patients who received only 1-3 cycles of OT101 had an objective response or a meaningful stabilization of disease progression. By comparison, of the 77 patients in the efficacy population receiving 4-11 cycles of OT101, 19 (GBM: 5, AA: 14) achieved durable objective responses (CR: 3, PR: 16) and 7 (GBM: 5, AA: 2) had stable disease (SD) lasting ≥6 months. Waterfall plots depicting the maximum % and log_{10} reduction values for the tumor volumes of the objective responders following OT101 treatment are shown in **Figure 2A** and **Figure 3**, respectively. The maximum percent reduction (Mean±SE) of the 3-D volume of the treated target lesion for these 19 objective responders was 91.9 ± 2.6 % (Median = 95.7%, Range: 57.5-100%) (**Figure 2A**). The average (Mean ±SE) time for 99% (2-logs) reduction in tumor volumes for the 19 responders was 31.19 ± 6.47 (Median = 23.3, Range: 9.9 to 115.4) months, and the average for 90% (1-log) reduction was 15.6 ± 3.2 (Median = 11.7: Range: 4.9 to 57.7) months (**Figure 3**). Six patients achieved 100% reduction in 3-D tumor volume of the target lesion over the course of the treatment as shown in the waterfall plot depicted in **Figure 2A**. Like the 19 patients who had a CR or PR as their best overall response, 5 of the 7 patients with SD≥6 months also had marked tumor reductions after treatment with OT101 (**Figure 2A**).



AA
GBM
CR
PR
OR_end
PD
Time from Study Entry (days)

Figure 2. [A] Waterfall plot of Maximum Tumor Reductions of the 26-patient Favorable Response Population. A waterfall plot is depicted to show the maximum tumor reduction relative to baseline (% reduction of the 3-D volume of the target lesion) in each of the 19 R/R high grade glioma patients who had a CR, PR or stable disease lasting ≥6 months to OT101 single agent therapy. Vertical bars on these plots measured maximum reduction in tumor volumes of the treated target lesions following OT101 treatment. The BOR for each patient are indicated with specific symbols. **[B] Swimmer Plot of Best Overall Responses of the 26-patient Favorable Response Population.** The onset and duration of CR/PR, end of OR and onset of PD are indicated with specific symbols. In patient 404705, the PD was an unconfirmed single point determination based on a follow-up MRI. In patient 3100510, the BOR determination was based on local review of the MRI data; The BOR was based on central review of MRI scans in others.



A
B
Cancer type
AA
GBM
UPN
Log Vol = -0.084*Time + 4.281
R^2 = 0.342(P < 0.001)
Time from Randomization (months)

Figure 3. Imaging Responses in R/R High-Grade Glioma Patients Treated with OT101 Monotherapy Who Achieved a CR or PR. [A] A waterfall plot depicting the maximum log_{10} reduction values for the tumor volumes. [B] A semi-log plot of the combined 3-D tumor volume reduction curve for the 19 patients. The first order kinetics of the tumor volume reduction for the entire population of the 19 objective responders is illustrated by fitting a straight line to a semi-log plot of the portion of the tumor reduction curve that displayed maximum reduction in tumor size over the course of OT101 treatment. Data points represent the individual assessments from 2-3 radiologists for each time point of MRI assessment for each of the 19 patients. The slope of the line represents the rate constant for tumor reduction in log_{10} scale, and duration times to 90% (T_{10}: -1/Slope) and 99% (T_1: -2/Slope) percent reduction of tumor volumes were calculated using the rate constant.

The onset and duration of the CR or PR in the 19 patients with objective responses as well as the duration of SD in the 7 patients who had a SD≥6 months as their BOR is illustrated by the Swimmer plot depicted in **Figure 2B.** Specifically, 19 patients ("objective responders") achieved a PR with a time of onset at a median of 287 days (Range: 37-914 days) (Fig. 1B). The PR in 3 of these patients deepened to a CR at 917, 1120 and 1838 days, respectively (**Figure 2B**). Of these 19 objective responders, 10 had a response duration of >6 months, including 4 patients with a response duration of 6.1-9.4 months (UPN 532, 409, 417, 405) and 6 patients had a durable response with a median response duration of 3.8 years (viz.: 1.1 years [UPN705], 3.0 years [UPN702], 3.7 years [UPN704], 3.8 years [UPN510], 4.2 years [UPN402] and 4.3 years [UPN525]) (**Figure 2B**).

PFS and OS Outcomes After OT101 Therapy

The Kaplan-Meier probability estimates for the median PFS and OS of the mITT population of 89 patients of OT101 therapy were 60 days (95% CI: 39 - 93) and 399 days (95% CI = 283 to 503 days, respectively (**Table 3**).

Table 3.
Progression-Free Survival and Overall Survival for the Modified Intent-to-Treat (mITT), Efficacy (EP) and Favorable Response Populations

Parameter	*mITT*	*mITT, <4 cycles*	*Efficacy/EP 4-11 cycles*	*Objective Responders**	*Favorable Responders**	*EP, non-responder*	*mITT, non-responder*
PFS (d)	(N=89)	(N=12)	(N=77)	(N=19)	(N=26)	(N= 51)	(N=63)
Median	60	32	86	1281	1109	37	36
95% CI	39-93	32-NA	40-134	1070-NA	992-NA	35-59	35-54
OS (d)							
Median	399	128	432	1243	1280	240	229
95% CI	283-503	93-NA	299-788	1079-NA	1116-NA	169-361	163-318

* The 3 CRs were achieved in 1 GBM and 2 AA patients, the 16 PRs were achieved in 4 GBM and 12 AA patients. Prolonged SDs ≥6 months were achieved in 5 GBM and 2 AA patients.

The median PFS for the efficacy population was 86 (95% CI: 40 - 134) days which was significantly better than the median PFS of 32 (95% CI: (32-NA) days for the 12 patients treated with <4 cycles of OT101 (Log-rank χ^2 = 16.1, Log-rank P-value < 0.0001) (**Table 3**). Likewise, the median OS of the efficacy population was significantly better than the median OS for the remaining 12 patients in the mITT population receiving 4<cycles of OT101 (432 [95% CI: 299-788] days vs. 128 [95% CI: 93-NA] days, Log-rank χ^2 = 19.5, Log-rank P-value < 0.0001) (**Table 3**). Notably, the median PFS and OS of the 26 patients with favorable responses were significantly better than the PFS and OS of the 63 non-responders (Median PFS: 1109 days vs. 36 days, P<0.00001; Median OS: 1280 days vs. 229 days, P<0.00001) (**Table 3, Fig. 4**). Their PFS and OS outcomes were also significantly better than the PFS and OS outcomes of the remaining 51 patients within the efficacy population (**Table 3**).



A
Proportion Surviving Progression-Free
Favorable responders (N=26)
Median PFS = 1109d
All patients (N=89)
Median PFS = 60d
Non-responders (N=63)
Median PFS = 36d
p < 0.0001
Time from Study Entry (days)
B
Proportion Surviving
Favorable responders (N=26)
Median OS = 1280d
All patients (N=89)
Median OS = 399d
Non-responders (N=63)
Median OS = 229d
p < 0.0001
Time from Study Entry (days)

Figure 4. Survival Outcome of HGG Patients According to Their Best Overall Responses to OT101. [A] PFS outcome of the mITT population. Favorable BOR of CR, PR or SD≥6 months is associated with improved PFS in R/R HGG patients treated with OT101 monotherapy. Depicted are the PFS curves of the entire 89-patient mITT population as well as 26 favorable responders and 63 non-responders. Patients received no other cancer therapies during the depicted PFS. See also Fig. 1 and Table 2. **[B] OS outcome of the mITT population.** Favorable BOR of CR, PR or SD≥6 months is associated with improved OS in R/R HGG patients treated with OT101 monotherapy. Depicted are the OS curves of the entire 89-patient mITT population as well as 26 favorable responders and 63 non-responders. See also Table 3.

DISCUSSION OF FINDINGS, LIMITATIONS AND FUTURE DIRECTIONS

- Our post-hoc analysis of the NCT00431561 Phase II clinical study outcome data demonstrate that the anti-TGFβ2 RNA therapeutic OT101 exhibits clinically meaningful single-agent activity in the absence of other anti-cancer drugs or radiation therapy and induces durable CR, PR and SD.
- A number of limitations should be pointed out for this study: First and foremost, our results should be interpreted with due caution within the inherent limitations of a post-hoc analysis. Having a favorable response (CR, PR or prolonged SD) are not proven surrogate markers for PFS or OS in HGG patients. Furthermore, pseudo-progression was also encountered as an imaging confounder for the interpretation of MRI results within the first 3 months after initiation of therapy. Further, the presence of an intratumoral catheter created a challenge for the radiographic response determinations until the catheter was removed. Another limitation of this Phase II study was the heterogeneous nature of the patient population. It will be important to evaluate the clinical potential of OT101 in a more homogenous patient population (e.g. IDH-wildtype patients who have failed a temozolomide-based first line adjuvant therapy, especially those whose tumors are MGMT-unmethylated).
- While standard McDonald criteria were used in the present study and RANO criteria might have resulted in different PFS outcome results, the observed robust tumor reduction in a subgroup of patients with favorable responses as confirmed by independent central review combined with the long-term survival of favorable responders is unprecedented for an immuno-oncology drug.
- In the present study, OT101 was administered via CED and several CED procedure and device-related complications were identified (data not shown in this poster). The use of antibiotic-impregnated catheters that have recently become commercially available and implementation of an intensive training program for the medical personnel involved in the maintenance of the CED system to ensure high standards of hygiene as well as perioperative use of prophylactic antibiotics during catheter and port placement may reduce the risk of infections. Additional risk mitigation measures may help avoid potential catheter misplacement and intratumoral bleeding in future studies by (i) avoiding biopsies from the catheter tip which might lead to tissue disruption as well as bleeding and (iii) applying high precision catheter placement by an optimized stereotactic procedure and by tracking the delivery of the OT101 infusion using real-time intraoperative MRI imaging as well as using a software for 3-D drug distribution simulation. We anticipate that the incorporation of the insights and lessons learned from this Phase II study in the further clinical evaluation and development of OT101 will help improve the potential for patient benefit.

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Acknowledgments

This clinical Phase II study was conducted in three centers in Austria, one center in Georgia, eight centers in Germany, six centers in India, two centers in Israel and nine centers in Russia. We thank the participating investigators, including Drs. U. Bogdahn, M. Mehdorn, M. Weller, T. Schneider, J. Meixensberger, G. Schmitz-Schackert, D. Wiewrodt, and H. Wassmann from Germany; Drs. J. Pichler, W. Grisold, and G. Stockhammer from Austria, Drs. V. Oliushine, V. Loshakov, V. Parfenov, Y. Shulev, V. Leschinsky, L. Dyudin, I. Poverennova, S. Burnin, A. Savchenko from Russia; Dr. R. Shakarishvili from Georgia; Drs D. Raghunadhrao, N.K. Venkataramana, A.K. Mahapatra, BA Chandramouli, A. Sharma, and S. Nairfrom India; Drs. M. Zaaroor and Z.H. Rappaport from Israel.

Declaration of Interests

Drs. Uckun, Trieu, and Hwang are employees and shareholders of Oncotelic, the sponsor for clinical development of OT101. Drs Trieu and Hwang are listed as inventors on patents and patent applications related to OT101. Dr. Qazi received compensation from Oncotelic as a consultant. Mr. David Nam is an employee of Oncotelic.

Funding/Support: This work was funded by Oncotelic, a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN).